UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

January 30, 2019 (January 24, 2019)

Altice USA, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State of Incorporation)

No. 001-38126	No. 38-3980194
(Commission File Number)	(IRS Employer Identification Number)

1 Court Square West
Long Island City, New York	11101
(Address of principal executive offices)	(Zip Code)

(516) 803-2300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01                   Entry into a Material Definitive Agreement.

On January 24, 2019 (the “Closing Date”), CSC Holdings, LLC (the “Borrower”), an indirect wholly-owned subsidiary of Altice USA, Inc. (the “Company”), entered into a Seventh Amendment to Credit Agreement (Extension Amendment, Incremental Loan Assumption Agreement & Assignment and Acceptance), by and among the Borrower, the 2019 Revolving Credit Lenders and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Seventh Amendment”). The Seventh Amendment amends and supplements the Borrower’s credit agreement, dated as of October 9, 2015, by and among the Borrwer, the Lenders party thereto from time to time, the Administrative Agent, the Security Agent and the other parties thereto from time to time (as amended, restated, modified or supplemented from time to time and as further amended by the Seventh Amendment, the “Credit Agreement”).

The Seventh Amendment provides for, among other things, new revolving credit commitments (the “2019 Revolving Credit Commitments”) in an aggregate principal amount of $2,170.0 million with an extended maturity until January 2024, subject to customary closing conditions. After the effectiveness of the Seventh Amendment, we expect our existing revolving commitments maturing in November 2021 (the “Existing Revolving Credit Commitments”) to equal approximately $392.5 million. The Seventh Amendment also provides for the ability of the lenders holding Existing Revolving Credit Commitments to convert their commitments into 2019 Revolving Credit Commitments at any time. The loans made pursuant to the 2019 Revolving Credit Commitments, may be comprised of eurodollar borrowings or alternative base rate borrowings, and will bear interest at a rate per annum equal to the adjusted LIBO rate or the alternate base rate, as applicable, plus the applicable margin, where the applicable margin is (i) with respect to any alternate base rate loan, 1.25% per annum and (ii) with respect to any eurodollar loan, 2.25% per annum.

The foregoing summary of the terms of the Seventh Amendment is qualified in its entirety by the Seventh Amendment (including in the respective schedules thereto), which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03                   Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01                   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Seventh Amendment to Credit Agreement, dated as of January 24, 2019, by and among the Borrower, each of the other Loan Parties, the Lenders and JPMorgan Chase Bank, N.A. as the Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTICE USA, INC.

Dated: January 30, 2019	By:	/s/ David Connolly
David Connolly
Executive Vice President and General Counsel